Exhibit 99.1
NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY ANNOUNCES APPOINTMENT OF CHIEF EXECUTIVE OFFICER AND BOARD MEMBER

Lagrangeville, New York***January 3, 2012***Command Security Corporation (NYSE Amex: MOC) (the “Company”) is pleased to announce that Craig P. Coy has joined the Company as its Chief Executive Officer.

Prior to joining the Company, Mr. Coy served as President and Chief Operating Officer of L-3's Homeland Security Group. Prior to joining L-3, Mr. Coy served as the chief executive officer of the Massachusetts Port Authority (Massport), where he oversaw Logan International Airport, the Port of Boston, the Tobin Bridge and Hanscom Field in Bedford. At Massport, Mr. Coy led the implementation of Logan's nationally recognized 100% bag screening program, the nation's first permanent system approved for a major U.S. international airport. Prior to that, he served as chief executive officer and president of HR Logic, Inc., before which, he spent eight years providing logistical support, maintenance and training services to the aerospace industry as vice president and general manager for Lear Siegler Services, Inc.  Mr. Coy served in the U.S. Coast Guard (the “USCG”) for more than 20 years in various capacities, including Chief Operating Officer for activities in Europe and Director of the Commandant's Strategic Planning Office.  In 1983, he became the first USCG officer ever to be selected as a White House Fellow and worked with President Ronald Reagan's domestic policy advisor, before going on to serve as deputy director for Counter Terrorism at the National Security Council.

Peter T. Kikis, Chairman of the Board of the Company, stated: “We are very pleased that Mr. Coy has joined our Company as our Chief Executive Officer.  We expect that our Company will benefit greatly through Mr. Coy’s many years of business experience, leadership and expertise, and that he will lead our Company to success for many years to follow.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.